Exhibit 3.28

BYLAWS OF

RELATIONSHIP MARKETING GROUP, INC.

ARTICLE I: IDENTIFICATION

Section 1. Name. The name of the corporation is Relationship Marketing Group, Inc. (the “Corporation”).

Section 2. Offices. The principal office of the Corporation shall be located in Fairfield County, Connecticut. The Corporation may also have other offices at such other places, either within or without the State of Connecticut, as the Board of Directors may determine or as the activities of the Corporation may require.

ARTICLE II: MEETINGS OF SHAREHOLDERS

Section 1. Place of Meetings. Meetings of the shareholders of the Corporation shall be held at the principal office of the Corporation, or at such other place, either within or without the State of Connecticut, as may be fixed by the Board of Directors, the Chairman of the Board, if any, or the President of the Corporation and stated in the notice of meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. An annual meeting of the shareholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held each year on such date as shall be designated by the Board of Directors, the Chairman of the Board, if any, or the President of the Corporation. A description of the purposes for which the meeting is called need not be included in the notice of the meeting, unless otherwise required by law or the Corporation’s certificate of incorporation, as amended (the “Certificate of Incorporation”).

Section 3. Special Meetings. Special meetings of the shareholders shall be held (a) on call of the Board of Directors, the Chairman of the Board, if any, or the President of the Corporation, or (b) if the holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation’s Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held. Special meetings may be held within or without the State of Connecticut at the place stated in the notice of meeting or in a duly executed waiver of notice thereof, and only business within the purpose or purposes described in the meeting notice may be conducted at a special shareholders’ meeting.

Section 4. Notice Of Meetings. Written notice of each meeting of shareholders, stating the place, date and time of the meeting and, in the case of a special meeting, a description of the purpose or purposes for which the meeting is called shall be given, not less than ten (10) days nor more than sixty (60) days prior to each meeting, to each shareholder of record entitled to vote at such meeting. Notice may be communicated in person, confirmed facsimile transmission or other electronic means, or by mail or private carrier. Written notice is effective (a) upon deposit in the United States mail, as evidenced by the postmark, if mailed and addressed to the shareholder’s address as shown in the Corporation’s current record of shareholders, or (b) when received if transmitted by facsimile or other electronic means, or (c) when received if sent by private carrier.

Section 5. Waiver Of Notice. Notice of any shareholders’ meeting may be waived in writing by any shareholder, either before or after the time stated in the notice of such meeting. The waiver must be signed by the shareholder entitled to the notice and delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder’s attendance at a meeting (a) waives objection to lack of notice or defective notice, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to the consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

Section 6. Record Date. For the purpose of determining shareholders entitled to notice of, or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any distribution, or for any other proper purpose, the Board of Directors may by resolution fix a record date which shall be a date not earlier than the date on which such action is taken by the Board of Directors, nor more than seventy (70) days immediately preceding the date on which the particular event requiring such determination of shareholders is to occur. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting or of shareholders entitled to receive payment of a distribution, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such distribution is adopted, as the case may be, shall be the record date for such determination of shareholders.

Section 7. Voting List. After fixing a record date for a meeting, the Corporation shall prepare an alphabetical list of the names of all its shareholders who are entitled to notice of a shareholders’ meeting. The list shall be arranged by voting group, and within each voting group by class or series of shares, where applicable, and show the address of and number of shares held by each shareholder. The shareholders’ list shall be available for inspection by any shareholder, beginning two (2) business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation’s principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, his agent or attorney is entitled on written demand to inspect and, subject to Section 33-946(c) of the Connecticut Business Corporation Act, to copy the list during regular business hours at such shareholder’s expense. The Corporation shall make the shareholders’ list available at the meeting, and any shareholder, his agent or attorney is entitled to inspect the list at any time during the meeting or any adjournment.

Section 8. Quorum; Voting. Unless otherwise provided by law or the Certificate of Incorporation, each shareholder shall have one vote per share on each matter voted on at a shareholders’ meeting, which vote may be cast by the shareholder in person or by proxy. At any meeting of the shareholders, unless otherwise required by law or the Certificate of Incorporation, the presence of a majority of the votes entitled to be cast on the matter constitutes a quorum for action on that matter. When a quorum exists, action on the matter, other than an election of directors, is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless a greater number of affirmative votes is required by law or the Certificate of Incorporation. Unless otherwise provided by the Certificate of Incorporation or the stockholders agreement among the Corporation and its shareholders (the “Stockholders Agreement”), directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

(a) Valassis Special Voting Rights. Notwithstanding the foregoing, for so long as VCI Direct Mail, Inc. (“Valassis”) or any of its Affiliates (as such capitalized term is defined in the Purchase Agreement, dated as of October 6, 1999 by and among Valassis, the Corporation and its stockholders, hereinafter “Affiliates”) is and remains a stockholder of the Corporation, each of the other stockholders has agreed to vote his/her/its shares of common stock, preferred stock, or any other equity securities issued by the Corporation, at any meeting of shareholders duly called and convened for the purpose of electing directors of the Corporation or by written consent, in favor of the persons nominated by Valassis to serve as directors of the Corporation to fill a majority of the positions on the Board of Directors of the Corporation, as the number of members of the Board of Directors shall be fixed from time to time in accordance with the provisions contained in these By-laws. In the event that any Director designated by Valassis is unable to serve or is removed from office or withdraws from the Board of Directors, Valassis shall have the power to designate a replacement for that Director (a “Substitute Director”), and each of the other stockholders has agreed that he/she/it shall take all actions within his/her/its respective powers, including but not limited to the voting of all shares of voting stock of the Corporation owned by such stockholder, to cause the election of such Substitute Director as a Director of the Corporation. If Valassis acquires beneficial ownership of fifty percent (50%) or more of the outstanding common stock of the Corporation, it shall have the power to designate all of the Directors of the Corporation and each of the other stockholders has agreed in that event to vote his/her/its shares of common stock, preferred stock, or any other equity securities issued by the Corporation, at any meeting of shareholders duly called and convened for the purpose of electing Directors of the Corporation or by written consent, in favor of the persons nominated by Valassis to serve as directors of the Corporation.

Section 9. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him by signing an appointment form, either personally or by his attorney-in-fact. An appointment of a proxy is effective when received by the secretary or other officer or agent authorized to tabulate votes. A photographic or similar reproduction of an appointment, or a telegram, cablegram, facsimile transmission, wireless or similar transmission of an appointment received by such person shall be sufficient to effect such appointment. An appointment is valid for eleven months unless a longer period is expressly provided in the appointment form. An appointment of a proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

Section 10. Action Without A Meeting. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting, if a consent or consents in writing, setting forth the action so taken or to be taken, shall be signed by all of the shareholders who would have been entitled to vote upon the action at a meeting, or by their duly authorized attorneys, and such written consent or consents are filed with the records of the meetings of the shareholders. Such consent or consents shall have the same force and effect as a vote of shareholders at a meeting duly held.

ARTICLE III: BOARD OF DIRECTORS

Section 1. Authority of Board of Directors. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed by or under the direction of, its Board of Directors, subject to any limitation now or hereafter set forth in the Certificate of Incorporation.

Section 2. Number. Unless otherwise provided in the Certificate of Incorporation, the number of directors constituting the entire Board of Directors shall be five, or such number as is fixed from time to time by the Board of Directors.

Section 3. Election. Subject to the Certificate of Incorporation, at each annual meeting of shareholders, directors shall be elected to hold office until the next succeeding annual meeting and until their respective successors have been duly elected and shall have qualified or until their earlier resignation, death or removal.

Section 4. Regular Meetings. A regular annual meeting of the Board of Directors for the election of officers shall be held at a place, date and time fixed by the Board of Directors, the Chairman of the Board, if any, or the President of the Corporation. Regular meetings of the Board of Directors may be held with or without written notice of the date, time, place or purpose of the meeting.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by any director, the Chairman of the Board, if any, or the President of the Corporation on at least two days’ notice to each director, given either by mail or private carrier or by facsimile transmission or other form of electronic communication or orally, in person or by telephone. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, notice of a special meeting need not include a description of the purpose(s) of the meeting.

Section 6. Waiver of Notice. A director may waive any notice required by law, the Certificate of Incorporation or these Bylaws before or after the date and time stated in the notice. Except as provided in the next sentence, any such waiver shall be in writing, signed by the director entitled to the notice and filed with the minutes or corporate records. A director’s attendance at or participation in a meeting waives any required notice to such director of the meeting, unless the director at the beginning of the meeting, or promptly upon his arrival, objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.

Section 7. Participation by Conference Telephone or other Means. Any or all directors to participate at a meeting of the Board of Directors by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. Participation in a meeting pursuant by this means shall constitute presence in person at such meeting.

Section 8. Quorum: Act of the Board. Unless otherwise provided by the Certificate of Incorporation, at all meetings of the Board of Directors, a majority of the directors in office immediately prior to the meeting shall constitute a quorum for the transaction of business, but if less than a quorum of directors is present at a meeting of the Board, a majority of the directors present may adjourn the meeting from time to time without further notice. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present is the act of the Board of Directors, unless a greater number is specifically required by these Bylaws, by the Certificate of Incorporation or by law. A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when corporate action is taken is deemed to have assented to the action taken unless (a) such director objects at the beginning of the meeting, or promptly upon such director’s arrival, to holding the meeting or transacting business at the meeting; (b) such directors dissent or abstention from the action taken is entered in the minutes of the meeting; or (c) such director delivers written notice of such director’s dissent or abstention to the presiding officer of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in Favor of the action taken.

Section 9. Vacancies. Unless the Certificate of Incorporation provides otherwise, if a vacancy occurs on the Board of Directors, including a vacancy resulting from an increase in the number of directors: (1) the shareholders may fill the vacancy; (2) the Board of Directors may fill the vacancy; or (3) if the directors remaining in office constitute fewer than a quorum of the Board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. A vacancy that will occur at a specific later date, by reason of a resignation effective at a later date or otherwise, may be filled before the vacancy occurs but the new director may not take office until the vacancy occurs.

Section 10. Consent in Writing Without Meeting. Unless the Certificate of Incorporation or a bylaw provides otherwise, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if the action is taken by all members of the Board of Directors. The action shall be evidenced by one or more written consents describing the action taken, signed by each director, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this Section 10 is effective when the last director signs the consent, unless the consent specifies a different effective date. Such consent or consents have the effect of a meeting vote.

Section 11. Resignation and Removal. Any director may resign or be removed at any time. A director who intends to resign shall deliver written notice thereof to the Board of Directors, the Chairman of the Board, if any, the President, or to the Corporation. Such resignation shall become effective immediately unless it specifies a later effective date. Unless otherwise provided by the Certificate of Incorporation, removal of one or more directors, with or without cause, may be effected by the shareholders only at a meeting called for the purpose of considering such removal and the meeting notice must state that the purpose, or one of the purposes, of the meeting is removal of the director.

Section 12. Committees of the Board. The Board of Directors may create one or more committees and shall appoint members of the Board of Directors to serve on them. Each committee shall have two or more members, who serve at the pleasure of the Board of Directors. The creation of a committee and appointment of its members shall be approved by a majority of all the directors in office when the action is taken. Any such committee shall have and may exercise such powers of the Board of Directors in the management of the business, property and affairs of the Corporation as shall be provided in these Bylaws or in the resolution of the Board of Directors constituting the committee or otherwise dealing with the scope of its powers. All committees shall keep records of their acts and proceedings and report the same to the Board of Directors as and when required. The provisions of Sections 4 to 8, inclusive, and Section 10 of Article III of these Bylaws relating to meetings, action without meetings, notice and waiver of notice, and quorum and voting requirements of the Board of Directors apply to committees and their members as well. Notwithstanding the foregoing, a committee shall not be empowered to take any action prohibited by law, including without limitation, (a) authorizing distributions; (b) approving or proposing to shareholders action which by law requires the approval of shareholders; (c) filling vacancies on the Board of Directors or any committee; (d) amending the Certificate of Incorporation; (e) adopting, amending or repealing these Bylaws; or (f) authorizing or approving the issuance or sale or contract for the sale of shares.

ARTICLE IV: OFFICERS

Section 1. Election. The officers of the Corporation shall include a President and a, Secretary, and when deemed necessary by the Board of Directors, a Chairman of the Board, one or more Vice Presidents, a Treasurer and such other officers and assistant officers as may be elected. Any two or more offices may be held by the same person.

Section 2. Chairman of the Board. The Chairman of the Board of Directors, when elected, shall preside at all meetings of the shareholders and Board of Directors, discharging the duties incumbent upon a presiding officer. The chairman shall also perform such other duties and have such other powers as these Bylaws may provide or the Board of Directors may assign.

Section 3. President. The President shall have the general powers and duties of supervision and management usually vested in the office of a chief executive officer of a corporation, and shall see that all orders and resolutions of the shareholders and Board of Directors are carried into effect. In the absence of the Chairman, the President shall preside at all meetings of the Board of Directors and shareholders. The President shall also perform such other duties and exercise such other powers as these Bylaws may provide or the Board of Directors may assign.

Section 4. Vice President. Vice Presidents, when elected, shall have such powers and perform the duties as the President or the Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the Chairman or President, or in case of their absence or inability to act, the Vice President, so appointed, shall perform the duties of the Chairman or President, as applicable, and, when so acting, shall have the powers of, and be subject to all the restrictions upon, such officer.

Section 5. Secretary. The Secretary shall keep true and complete records of the proceedings of the meetings of the shareholders, the Board of Directors and any committees of the Board of Directors and shall file any written consents of the shareholders, the Board of Directors and any committees of the Board of Directors with those records. It shall be the duty of the Secretary to be custodian of the records and of the seal of the Corporation. The Secretary shall perform such other duties as these Bylaws may provide or the Board of Directors or chairman may assign from time to time.

Section 6. Assistant Secretary. If one shall be elected, the Assistant Secretary shall have such powers and perform such duties as the Chairman, President, Secretary or the Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the secretary, or in case of his absence or inability to act, the Assistant Secretary shall perform the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

Section 7. Treasurer. If one shall be elected, the Treasurer shall keep correct and complete records of account showing accurately at all times the financial condition of the Corporation. The Treasurer shall also act as legal custodian of all moneys, notes, securities and other valuables that may from time to time come into the possession of the Corporation, and shall promptly deposit all funds of the Corporation coming into his hands in the bank or other depository designated by the Board of Directors and shall keep this bank account in the name of the Corporation. Whenever requested by the Board of Directors, the Treasurer shall furnish a statement of the financial condition of the Corporation and shall perform such other duties as the Bylaws may provide and the Board of Directors may assign.

Section 8. Assistant Treasurer. If one shall be elected, the Assistant Treasurer shall have such powers and perform such duties as the President, Treasurer or Board of Directors may from time to time assign and shall perform such other duties as may be prescribed by these Bylaws. At the request of the Treasurer, or in case of his absence or inability to act, the Assistant Treasurer shall perform the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

Section 9. Other Officers. Such other officers as are appointed shall exercise such duties and have such powers as the Board of Directors may assign.

Section 10. Resignation and Removal. Any officer may resign at any time by delivering notice to the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date. The Board of Directors may remove any officer at any time with or without cause.

ARTICLE V: CAPITAL STOCK

Section 1. Consideration and Payment. The capital stock may be issued for such consideration as may be fixed from time to time by the Board of Directors. Such consideration may consist of any tangible or intangible property or benefit to the Corporation, payment of which may be made, in whole or in part, in cash, promissory notes, services performed or contracts for services to be performed for the benefit of the Corporation, or other securities of the Corporation. Before the issuance of any shares, the Board of Directors must determine that the consideration received or to be received for shares to be issued is adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of any shares relates to whether such shares are validly issued, fully paid and nonassessable.

(a) Valassis Preemptive Rights. Notwithstanding any of the other provisions in this Section 1, the Corporation hereby grants preemptive rights to Valassis, which shall remain in effect so long as Valassis or any of its Affiliates is a stockholder of the Corporation and which shall permit Valassis or any such Affiliate to purchase additional common stock of the Corporation so as to maintain its percentage of ownership of the outstanding common stock which is in effect at the time that the Corporation proposes to issue additional common stock. Such preemptive rights are subject to the following terms and conditions:

(i) The Corporation shall give Valassis written notice of the Corporation’s intention to issue additional common stock (including but not limited to issuances upon the exercise of stock options and/or warrants) (the “Issuance Notice”), describing the type and number of shares of common stock, the price at which the common stock is proposed to be issued, and the general terms upon which the Corporation proposes to issue the common stock, including the anticipated date of such issuance. The Issuance Notice shall be delivered to Valassis no later than twenty-one (21) business days prior to the anticipated date of such issuance.

(ii) Valassis shall have twenty (20) business days from the date it receives the Issuance Notice to agree to purchase all or any portion of such number of shares of common stock as shall be sufficient to allow Valassis to maintain its percentage of ownership of the outstanding common stock after the issuance of the common stock referred to in the Issuance Notice. Valassis shall exercise its preemptive rights by giving written notice to the Corporation of its desire to purchase common stock (the “Response Notice”) and stating therein the number of shares of common stock it will purchase. Any purchase of common stock by Valassis shall be consummated on or before the later of (i) the date on which all other shares of common stock described in the Issuance Notice are issued by the Corporation, or (ii) the tenth (10th) business day following delivery of the Response Notice by Valassis to the Corporation. The purchase by Valassis shall be on the same terms and conditions and with the same rights and preferences as those described in the Issuance Notice. If the issuance or sale described in the Issuance Notice is being made in exchange for services rendered, the purchase by Valassis shall be at the same purchase price or exercise price, as the case may be, as that of the common stock that is issued or sold in exchange for services rendered as at the date of such sale or issuance.

(iii) The Corporation shall have one-hundred-twenty (120) days from the date of the Issuance Notice to consummate the proposed issuance of common stock described in such Issuance Notice. Notwithstanding the foregoing, if the Corporation grants to any person rights to participate in any issuances of common stock which are more favorable than the rights granted to Valassis hereunder, the rights granted to Valassis shall be expanded to the extent necessary to make its rights no less favorable than the rights granted to such other person.

Section 2. Certificates Representing Shares. The shares of the Corporation shall be evidenced by certificates signed either manually or in facsimile by any two officers of the Corporation and may (but need not) be sealed with the seal of the Corporation or a facsimile thereof. Each certificate representing shares shall at a minimum state on its face (a) the name of the Corporation and that the Corporation is organized under the laws of the State of Connecticut; (b) the name of the person to whom such certificate is issued; and (c) the number and class of shares and the designation of the series, if any, which such certificate represents. In case any officer who has signed a share certificate shall have ceased to be such officer before such certificate is issued, such certificate is nevertheless valid. Upon each such certificate shall appear the legends required by the Stockholders Agreement and such other legends as may be required by law or by any contract or agreement to which the Corporation is a party.

Section 3. Lost Certificates. Whenever a person shall request the issuance of a certificate of stock to replace a certificate alleged to have been lost by theft, destruction or otherwise, the Board of Directors may require that such person make an affidavit to the fact of such loss before the Board of Directors shall authorize the requested issuance. Before issuing a new certificate, the Board of Directors may also require a bond of indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost.

Section 4. Transfer of Stock. The Corporation or its transfer agent shall register a transfer of a stock certificate, issue a new certificate and cancel the old certificate upon presentation for transfer of a stock certificate duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, if there has been compliance with any applicable tax law relating to the collection of taxes and after the Corporation or its agent has discharged any duty to inquire into any adverse claims of which the Corporation or agent has notice. Notwithstanding the foregoing, no such transfer shall be effected by the Corporation or its transfer agent if such transfer is prohibited by law, by the Certificate of Incorporation or a bylaw of the Corporation or by the Stockholders Agreement or any other agreement to which the Corporation is a party.

ARTICLE VI: DISTRIBUTIONS

Section 1. Authorized Distributions. The Board of Directors may authorize and the Corporation may make distributions to its shareholders subject to any restrictions contained in the Certificate of Incorporation or applicable law. No distribution may be made if, after giving it effect: (1) the Corporation would not be able to pay its debts as they become due in the usual course of business; or (2) the Corporation’s total assets would be less than the sum of its total liabilities plus, unless the Certificate of Incorporation permits otherwise, the amount that would be needed, if the Corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution. The Board of Directors may base a determination that such a distribution is not prohibited either on financial statements prepared on the basis of accounting practices and principles that are reasonable in the circumstances or on a fair valuation or other method that is reasonable in the circumstances.

Section 2. Preferential Dividend. During each of the three twelve-month periods commencing on October 6, 1999 and ending on October 6, 2002, the Corporation shall pay a preferential annual dividend (the “Preferential Dividend”) equal to one-hundred percent (100%) of the Corporation’s annual After Tax Profits (as such term is defined below), to the extent permitted by law and availability of working capital of the Corporation after payment of certain promissory notes held by NEGF II, L.P. and Scorpion-RMG, LLC in the aggregate original principal amount of S100,000 (the “Note Amount”), to the stockholders, other than Valassis, whose shares are subject to an option to purchase granted to Valassis as of October 6, 1999 (the “Option”), until Preferential Dividends aggregating Four Million Nine Hundred Thousand Dollars (S4,900,000) have been paid, and no more, said aggregate amount to be reduced by (i) the amounts paid by Valassis as exercise price of the Option, and (ii) the amount paid by the Company to satisfy the Note Amount. The Preferential Dividend, if any, shall be declared and paid within one-hundred-twenty (120) days following the end of each of the three twelve-month periods with respect to which the Preferential Dividend is payable, and shall be allocated among the stockholders eligible to receive the Preferential Dividend in proportion to the number of shares of common stock held by each of them. For purposes of this Section 2, the term “After Tax Profits” shall mean the profits generated by the ordinary course operations of the Corporation, i.e., without any consideration for extraordinary or non-recurring items (such as gain or loss on the sale, exchange or disposition of a fixed asset or group of like fixed assets, or casualty recoveries and casualty losses in excess of insurance proceeds) which shall be determined in accordance with generally accepted accounting principles, after deductions for any state, federal and local income taxes which shall be calculated at the applicable tax rate then in effect on the aggregate taxable income of the Corporation (taking into account any net loss carry-forwards) solely for the purpose of this definition. After Tax Profits for any twelve-month period shall be reduced by any after tax losses incurred by the Company in the prior twelve-month period(s).

ARTICLE VII: AMENDMENT OF BYLAWS

These Bylaws may be amended or repealed or new bylaws may be adopted by action of the Corporation’s Board of Directors unless (a) the Certificate of Incorporation reserves such power exclusively to the shareholders in whole or part; or (b) the shareholders in amending or repealing a particular bylaw provide expressly that the Board of Directors may not amend or repeal that bylaw. The Corporation’s shareholders may amend or repeal the Corporation’s Bylaws even though the Bylaws may also be amended by the Board of Directors.